Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-273519) and Form S-8 (No. 333-267088) of IperionX Limited of our report dated October 30, 2024, relating to the consolidated financial statements, which appears in this Form 20-F for the year ended June 30, 2024.

/s/ PricewaterhouseCoopers

Perth, Australia

October 30, 2024